Exhibit 4.15

ARLINGTON ASSET INVESTMENT CORP.

DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

General

In this Exhibit 4.15, “we”, “us”, “our”, or “the Company”, refers to Arlington Asset Investment Corp.

As of December 31, 2019, the Company had six classes of securities registered under Section 12 of the Securities Exchange Act, as amended (the “Exchange Act”): our Class A common stock, par value $0.01 per share (the “Class A common stock”), our 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), our 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), our 6.625% Senior Notes due 2023 (the “6.625% Notes”), our 6.75% Senior Notes due 2025 (the “6.75% Notes”) and rights to purchase Series A junior preferred stock (as defined below).

Description of Capital Stock

The Company has authorized common share capital of 450,000,000 shares of Class A common stock and 100,000,000 shares of Class B common stock, par value $0.01 per share (the “Class B common stock”). As of December 31, 2019, there were 36,755,387 outstanding shares of Class A common stock and no outstanding shares of Class B common stock. The Company has authorized preferred share capital of (i) 100,000 shares designated as Series A Preferred Stock that is unissued; (ii) 2,000,000 shares designated as Series B Preferred Stock; (iii) 2,500,000 shares designated as Series C Preferred Stock; and (iv) 20,400,000 shares of undesignated preferred stock. As of December 31, 2019, there were no shares of Series A Preferred Stock outstanding, 354,039 shares of Series B Preferred Stock outstanding and 1,200,000 shares of Series C preferred Stock outstanding.

The following description of the terms of our Class A common stock, Series B Preferred Stock and Series C Preferred Stock are not complete and are qualified in their entirety by reference to our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, as amended, each of which is incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.15 is a part.

Common Stock

Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our Board of Directors, the holders of shares of common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds available therefor. All decisions regarding the declaration and payment of dividends will be at the discretion of our Board of Directors and will be evaluated on a quarterly basis in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and other factors our Board of Directors deems relevant.

The holders of shares of Class A common stock are entitled to one vote for each share on all matters voted on by shareholders. Each of the holders of Class A common stock possess all voting power, except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of our preferred stock. Our Board of Directors consists of five directors. The directors are elected at each annual meeting of shareholders. Provided a quorum has been properly established in accordance with our bylaws, the holders of a majority of shares of common stock voting for the election of our directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors, provided that in a contested director election (i.e., where the number of nominees exceeds the number of directors to be elected at such meeting), the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting. Except for directors elected by the holders of outstanding shares of preferred stock as a separate voting group, any director may be removed from office with or without cause by the affirmative vote of the holders of at least two-

thirds of the voting power of all outstanding shares of the company entitled to vote generally in the election of directors. There are no cumulative voting rights.

Subject to the rights of any outstanding series of preferred stock and except as otherwise required by law or pursuant to the listing standards of the exchange on which our securities are listed, in all matters other than the election of directors, certain amendments of our bylaws or certain provisions of our articles of incorporation, the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at a meeting of shareholders and entitled to vote on the subject matter is required for approval, provided a quorum is established. For more information regarding the voting rights of our capital stock, see “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement.”

When we issue shares of our common stock, for and in receipt of consideration approved by our Board of Directors, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. There may be restrictions imposed by applicable securities laws on any transfer of shares of our common stock. Holders of our Class A common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.

In the event of our liquidation, dissolution or winding up, the holders of Class A common stock are entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “AI.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

7.00%Series B Cumulative Perpetual Redeemable Preferred Stock

Maturity

The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless repurchased or redeemed by us. We are not required to set apart for payment the funds to redeem the Series B Preferred Stock.

Ranking

The Series B Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and any other Junior Stock we may issue;
•	on a parity with our Series C Preferred Stock and any other Parity Stock we may issue;
•	junior to any Senior Stock we may issue; and
•

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Dividends

Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.00% of the $25.00 per share liquidation preference per annum (equivalent to $1.75 per annum per share). Dividends on the Series B Preferred Stock will accumulate daily and be cumulative and will be payable quarterly in arrears on the 30th day of each December, March, June and September (each, a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the articles of amendment designating the Series B Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date. No interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series B Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the Board of Directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.

No dividends on shares of Series B Preferred Stock may be authorized by our Board of Directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment thereof or provides that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. You should review the information appearing above under “Risk Factors-We may not be able to pay dividends or other distributions on the Series B Preferred Stock” for more information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series B Preferred Stock.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future dividends on our common stock and preferred stock, including the Series B Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our Board of Directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, applicable law, any debt service requirements and any other factors our Board of Directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series B Preferred Stock or what the actual dividends will be for any future period.

Except as noted below, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Series C Preferred Stock or other Parity Stock we may issue and no other distribution may be declared or made upon our common stock or other Junior Stock or our Series C Preferred Stock or other Parity Stock we may issue. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series B Preferred Stock and all Parity Stock we may issue). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our articles of incorporation, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and any Parity Stock we may issue, all dividends declared upon the Series B Preferred Stock, Series C Preferred Stock and such other Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock, Series C Preferred Stock and such other Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock, Series C Preferred Stock and such other Parity Stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series B Preferred Stock will not be entitled to any further payment.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock, Series C Preferred Stock and any other Parity Stock we may issue, then the holders of

Series B Preferred Stock, Series C Preferred Stock and such other Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series B Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the mandatory redemption rights described below).

No distribution (other than as part of our dissolution), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Virginia law with respect to any share of any class or series of our stock, if we would not be able to pay our debts as they become due in the usual course of business, or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Redemption

The Series B Preferred Stock is not redeemable by us prior to May 12, 2022, except as described below under “Mandatory Redemption” upon the occurrence of a Change of Control.

Optional Redemption. On and after May 12, 2022, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.

Mandatory Redemption. Following a Change of Control the Company will redeem the Series B Preferred Stock, in whole but not in part, on the effective date of any such Change of Control, for cash at $25.00 per share plus accumulated and unpaid dividends (whether or not declared). Any redemption pursuant to this provision will follow generally the procedures set forth below under “-Redemption Procedures.”

A “Change of Control” is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Redemption Procedures. In the event we redeem Series B Preferred Stock pursuant to our optional redemption right or mandatory redemption, the notice of redemption will be given to each holder of record of Series B Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:

•	the redemption date;
•	the number of shares of Series B Preferred Stock to be redeemed;
•	the redemption price;
•	the place or places where certificates (if any) for the Series B Preferred Stock are to be surrendered for payment of the redemption price;
•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and
•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock, except as to the holder to whom notice was defective or not given.

Holders of shares of Series B Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series B Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series B

Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series B Preferred Stock would violate any other restriction or limitation of our stock set forth in our articles of incorporation, then, except as otherwise permitted in our articles of incorporation, we will redeem the requisite number of shares of Series B Preferred Stock of that holder such that the holder will not violate any restriction or limitation of our stock set forth in our articles of incorporation.

Immediately prior to any redemption of Series B Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series B Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock may be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series B Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our articles of incorporation.

Subject to applicable law, we may purchase shares of Series B Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series B Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.

No Conversion Rights

The Series B Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

Voting Rights

Holders of Series B Preferred Stock have no voting rights, except as set forth below.

Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more full quarterly dividend periods, whether or not consecutive, the number of directors constituting our Board of Directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable, including the Series C Preferred Stock) and the holders of Series B Preferred Stock, voting as a single class with holders of the Series C Preferred Stock and all other classes or series of Parity Stock we may issue and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series B Preferred Stock for all past dividend periods and the then current dividend period will have been fully paid. In that case, the right of holders of Series B Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series B Preferred Stock will immediately terminate and the number of directors constituting the Board of Directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series B Preferred Stock (voting together as a single class with holders of Series C Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series B Preferred Stock when they have the voting rights described in this paragraph, the Series C Preferred Stock and any other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.

On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Series C Preferred Stock, have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock, the Series C Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series B Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of Series C Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of the outstanding Series B Preferred Stock, Series C Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable.

Any director elected by holders of shares of Series B Preferred Stock, Series C Preferred Stock and any class or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and any class or series of preferred stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable).

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time, voting together as a single class with the Series C Preferred Stock and all classes or series of Parity Stock we may issue and upon which like voting rights have been conferred and are exercisable, (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our articles of incorporation, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of Series B Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series B Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series B Preferred Stock; and, provided further, that any increase in the amount of the authorized Series B Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series B Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our articles of incorporation would materially and adversely affect the rights, preferences, privileges or voting rights of the Series B Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting as a separate class) shall also be required.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.

Except as expressly stated in the articles of amendment designating the Series B Preferred Stock, the Series B Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series B Preferred Stock will have exclusive voting rights on any amendment to our articles of incorporation that would alter the contract rights, as expressly set forth in the articles of incorporation, of only the Series B Preferred Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.arlingtonasset.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Listing

The Series C Preferred Stock is listed on the NYSE under the symbol “AI PrB”.

Transfer Agent

The transfer agent for our Series B Preferred Stock is American Stock Transfer & Trust Company, LLC

8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

The terms of the Series C Preferred Stock are substantially similar to the terms of the Series B Preferred Stock, other than as follows:

Maturity

The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series C Preferred Stock.

Dividends

Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series C Preferred Stock from and including the date of original issuance to, but not including, March 30, 2024 (the “Fixed Rate Period”) will be 8.250% of the $25.00 per share liquidation preference per annum (equivalent to $2.0625 per annum per share). On and after March 30, 2024 (the “Floating Rate Period”), dividends on the Series C Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 5.664%. Dividends on the Series C Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the 30th day of each March, June, September and December (each, as may be modified as provided below, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles of amendment designating the Series C Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. Dividends payable on the Series C Preferred Stock for the Fixed Rate Period, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series C Preferred Stock for the Floating Rate Period, including dividends payable for any partial Dividend Period, will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the Board of Directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.

For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:

•

LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or

•

if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.

Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.

“Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.

“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.

“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series C Preferred Stock to, but excluding, June 30, 2019.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

No dividends on shares of Series C Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. You should review the information appearing above under “Risk Factors—We may not be able to pay dividends or other distributions on the Series C Preferred Stock” for more information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series C Preferred Stock.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears, and holders of Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future dividends on our common stock and preferred stock, including the Series C Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the real estate investment trust, or REIT, provisions of the Internal Revenue Code of 1986, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series C Preferred Stock or what the actual dividends will be for any future period.

Except as noted below, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Series B Preferred Stock or other Parity Stock we may issue and no other distribution may be declared or made upon our common stock or other Junior Stock or our Series B Preferred Stock or other Parity Stock we may issue. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series C Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our articles of incorporation, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and any other Parity Stock we may issue, all dividends declared upon the Series B Preferred Stock, Series C Preferred Stock and such other Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock, Series C Preferred Stock and such other Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock, Series C Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series C Preferred Stock will not be entitled to any further payment.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock, Series C Preferred Stock and any other Parity Stock we may issue, then the holders of Series B Preferred Stock, Series C Preferred Stock and such other Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than

60 days prior to the payment date, to each holder of record of Series C Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

No distribution (other than as part of our dissolution), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Virginia law with respect to any share of any class or series of our stock, if we would not be able to pay our debts as they become due in the usual course of business, or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Redemption

The Series C Preferred Stock is not redeemable by us prior to March 30, 2024, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein).

Optional Redemption. On and after March 30, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series C Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series C Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given to each holder of record of Series C Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:

•	the redemption date;
•	the number of shares of Series C Preferred Stock to be redeemed;
•	the redemption price;
•	the place or places where certificates (if any) for the Series C Preferred Stock are to be surrendered for payment of the redemption price;
•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series C Preferred Stock being so called for redemption will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and that each share of Series C Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the Series C Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock, except as to the holder to whom notice was defective or not given.

Holders of shares of Series C Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series C Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series C Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series C Preferred Stock, those shares of Series C Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series C Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Internal Revenue Code, to own, in excess of 9.9% of the outstanding  shares of the Series C Preferred Stock, or violate any other restriction or limitation of our stock set forth in our articles of incorporation, then, except as otherwise permitted in our articles of incorporation, we will redeem the requisite number of shares of Series C Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Internal Revenue Code, to own, subsequent to the redemption, in excess of 9.9% of the outstanding shares of the Series C Preferred Stock or violate any other restriction or limitation of our stock set forth in our articles of incorporation. See “—Restrictions on Transfer and Ownership” in this prospectus supplement.

Immediately prior to any redemption of Series C Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series C Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series C Preferred Stock may be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Stock and all Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series C Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our articles of incorporation.

Subject to applicable law, we may purchase shares of Series C Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series C Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our Class A common stock per share of Series C Preferred Stock (the “Class A Common Stock Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Class A Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and

•	6.0024, or the “Share Cap,” subject to certain adjustments as described below.

Notwithstanding anything in the articles of amendment designating the Series C Preferred Stock to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series C Preferred Stock to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our Class A common stock to existing holders of our Class A common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our Class A common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our Class A common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series C Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any share splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our Class A common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C Preferred Stock will receive upon conversion of such shares of the Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our Class A common stock equal to the Class A Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Class A Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our Class A common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our Class A common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of our Class A common stock upon the conversion of the Series C Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Class A Common Stock Price used in determining the Class A Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series C Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series C Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;
•	the date of the Change of Control;
•	the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Class A Common Stock Price;
•	the Change of Control Conversion Date;
•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series C Preferred Stock, holders of Series C Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series C Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;
•	the name and address of the paying agent, transfer agent and conversion agent for the Series C Preferred Stock;
•

the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series C Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series C Preferred Stock may withdraw shares of Series C Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series C Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series C Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent, therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series C Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;
•	the number of shares of Series C Preferred Stock to be converted; and
•	that the shares of the Series C Preferred Stock are to be converted pursuant to the applicable provisions of the articles of amendment designating the Series C Preferred Stock.

The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Stock.

The “Class A Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our Class A common stock is solely cash, the amount of cash consideration per share of our Class A common stock or (ii) if the consideration to be received in the Change of Control by holders of our Class A common stock is other than solely cash (x) the average of the closing sale prices per share of our Class A common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our Class A common stock is then traded, or (y) if our Class A common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our Class A common stock in the over-the-counter market as reported by OTC Markets Group or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.

Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Series C Preferred Stock;
•	if certificated shares of Series C Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and
•	the number of shares of Series C Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series C Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Shares of Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series C Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our Class A common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series C Preferred Stock into shares of our Class A common stock or other property. Notwithstanding any other provision of the Series C Preferred Stock, no holder of Series C Preferred Stock will be entitled to convert such shares of the Series C Preferred Stock into shares of our Class A common stock to the extent that receipt of such shares of Class A common stock would cause such holder (or any other person) to violate any applicable restrictions on transfer and ownership of our stock contained in our articles of incorporation, unless we provide an exemption from this limitation to such holder. Please see the section entitled “—Restrictions on Transfer and Ownership” below.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.”

Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.

Listing

The Series C Preferred Stock is listed on the NYSE under the symbol “AI PrC”.

Rights to Purchase Series A Junior Preferred Stock

The articles of amendment designating our Series A junior preferred stock and the Rights Agreement are filed as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.15 is a part and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.

On June 1, 2009, the Board of Directors the Company adopted a rights agreement and declared a dividend, payable to shareholders of record as of the close of business on June 5, 2009, of one preferred share purchase right (“Right”) for each outstanding share of the Company’s Class A common stock and Class B common stock, par value $0.01 per share (“Class B common stock”), with such Rights originally to expire on June 4, 2019. The description and terms of the Rights are set forth in a Rights Agreement, dated June 5, 2009 (the “Original Rights Plan”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. On April 9, 2018, Board of Directors approved and on April 13, 2018 the Company adopted a First Amendment to the Original Rights Plan (the Original Rights Plan as amended by the First Amendment, the “Rights Plan”). The First Amendment extends the expiration date of the Rights until June 4, 2022. The Company’s shareholders approved the First Amendment at its annual meeting of shareholders on June 14, 2018.

The Board of Directors adopted the Rights Plan in an effort to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (“NOLs”), net capital loss carryforwards (“NCLs”) and built-in losses under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which may be used to reduce potential future federal income tax obligations. The Company’s ability to use its NOLs, NCLs and built-in losses would be limited if there were an “ownership change” under Section 382 of the Code. An “ownership change” would occur if shareholders owning (or deemed under Section 382 to own) 5% or more of the Company’s stock increase their collective ownership of the aggregate amount of outstanding shares of the Company by more than 50 percentage points over a defined period of time. The Rights Plan was adopted to reduce the likelihood of an “ownership change” occurring as defined by Section 382.

The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of the Company’s outstanding Class A common stock (an “Acquiring Person”) without the approval of the Board of Directors. Shareholders who own 4.9% or more of the Company’s outstanding Class A common stock as of the close of business on June 5, 2009 will not trigger the Rights Plan so long as they do not (i) acquire any additional shares of Class A common stock or (ii) fall under 4.9% ownership of Class A common stock and then re-acquire additional shares so that they own 4.9% or more of the Class A common stock. The Rights Plan does not exempt any future acquisitions of Class A common stock by such persons. Any Rights held by an Acquiring Person are void and may not be exercised. No Person shall be an Acquiring Person unless the Board of Directors shall have affirmatively determined, in its sole and absolute discretion, within ten (10) business days (or such later time as the Board of Directors may determine) after such person has otherwise met the requirements of becoming an Acquiring Person, that such person shall be an Acquiring Person.

The Rights. The Board of Directors authorized the issuance of one Right per each outstanding share of the Company’s Class A common stock and Class B common stock payable to shareholders of record as of the close of business on June 5, 2009. Subject to the terms, provisions and conditions of the Rights Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of Series A Junior Preferred Stock for a purchase price of $70.00, subject to adjustment in accordance with the terms of the Rights Plan (the “Purchase Price”). If issued, each fractional share of preferred stock would give the shareholder approximately the same dividend, voting and liquidation rights as does one share of the Company’s

Class A common stock. However, prior to exercise, a Right does not give its holder any rights as a shareholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Exercisability. The Rights will generally not be exercisable until the earlier of (i) 10 business days after a public announcement by the Company that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% or more of the Class A common stock.

The date that the Rights may first become exercisable is referred to as the “Distribution Date.” Any transfer of shares of Class A common stock and/or Class B common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of Class A common stock or Class B common stock.

After the Distribution Date and following a determination by the Board of Directors that a person is an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Class A common stock or Class B common stock, as the case may be, having a market value of two times the Purchase Price.

Exchange. After the Distribution Date and following a determination by the Board of Directors that a person is an Acquiring Person, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Class A common stock or Class B common stock, as the case may be, or a fractional share of Series A Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar Rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

Expiration. The Rights and the Rights Plan will expire on the earliest of (i) June 4, 2022, (ii) the time at which the Rights are redeemed pursuant to the Rights Plan, (iii) the time at which the Rights are exchanged pursuant to the Rights Plan, (iv) the repeal of Sections 382 and 383 of the Code or any successor statute if the Board of Directors determines that the Rights Plan is no longer necessary for the preservation of the applicable tax benefits, (v) the beginning of a taxable year of the Company to which the Board of Directors determines that no applicable tax benefits may be carried forward and (vi) the close of business on June 4, 2019 if approval of the First Amendment by the Company’s shareholders has not been obtained.

Redemption. At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Anti-Dilution Provisions. The Board of Directors may adjust the Purchase Price of the preferred shares, the number of preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a forward or reverse stock split or a reclassification of the preferred shares or Class A common stock or Class B common stock. No adjustments to the Purchase Price of less than 1% will be made.

Anti-Takeover Effects. While this was not the intent of the Board of Directors when adopting the Rights Plan, the Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s shareholders. Because the Board of Directors can redeem the Rights, the Rights should not interfere with a merger or other business combination approved by the Board of Directors.

Amendments. Before the Distribution Date, the Board of Directors may amend or supplement the Rights Plan without the consent of the holders of the Rights. After the Distribution Date, the Board of Directors may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect, in any material respect, any Rights holder and do not result in the Rights again becoming redeemable, and no such amendment may cause the Rights again to become redeemable or cause this Rights Plan again to become amendable other than in accordance with the applicable timing of the Rights Plan.

Description of Notes

The following descriptions of the 6.625% Notes and the 6.75% Notes are a summary and do not purport to be complete. They are subject to and qualified in their entirety by reference to the indenture, dated as of May 1, 2013, between the Company and Wells Fargo Bank, National Association, as trustee, as supplemented and modified by the first supplemental indenture, dated as of May 1, 2013, under which the 6.625% Notes were issued, and the second supplemental indenture dated as of March 18, 2015, between the Company, Wells Fargo Bank, National Association, and The Bank of New York Mellon, under which the 6.75% Notes were issued.

6.625% Senior Notes due 2023

General

References to the Trustee in this section refer to Wells Fargo Bank, National Association.

We have issued $25.0 million in principal amount of the 6.625% Notes. The 6.625% Notes will mature on May 1, 2023. The principal payable at maturity will be 100.0% of the aggregate principal amount. The interest rate of the 6.625% Notes is 6.625% per year and will be paid every February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2013, and the regular record dates for interest payments will be the 15th calendar day before each interest payment date. The interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

The 6.625% Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof. The 6.625% Notes will not be subject to any sinking fund and holders of the 6.625% Notes will not have the option to have the 625% Notes repaid prior to the stated maturity date.

Optional Redemption

The 6.625% Notes may be redeemed in whole or in part at any time or from time to time at our option on or after May 1, 2016 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption.

You may be prevented from exchanging or transferring the 6.625% Notes when they are subject to redemption. In case any 6.625% Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such 6.625% Note, you will receive, without a charge, a new 6.625% Note or 6.625% Notes of authorized denominations representing the principal amount of your remaining unredeemed 6.625% Notes. Any exercise of our option to redeem the 6.625% Notes will be done in compliance with the indenture.

If we redeem only some of the 6.625% Notes, the Trustee will determine the method for selection of the particular 6.625% Notes to be redeemed in accordance with the indenture and in accordance with the rules of any national securities exchange or quotation system on which the 6.625% Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the 6.625% Notes called for redemption.

Events of Default

You will have rights if an Event of Default occurs with respect to the 6.625% Notes and the Event of Default is not cured, as described later in this subsection.

The term “Event of Default” with respect to the 6.625% Notes means any of the following:

•	We do not pay the principal of any 6.625% Note on its due date.
•	We do not pay interest on any 6.625% Note when due, and such default is not cured within 30 days.
•

We remain in breach of any other covenant with respect to the 6.625% Notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of the 6.625% Notes.

•	Certain events involving our bankruptcy, insolvency or reorganization.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The Trustee may withhold notice to the holders of the 6.625% Notes of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the Trustee or the holders of at least 25% in principal amount of the 6.625% Notes may declare the entire principal amount of all the 6.625% Notes to be due and immediately payable. In the case of an Event of Default involving our bankruptcy, insolvency or reorganization with respect to us, the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the 6.625% Notes.

The Trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee protection satisfactory to it from expenses and liability (called an “indemnity”). If indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of the 6.625% Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or any Event of Default.

Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the 6.625% Notes, the following must occur:

•	You must give the Trustee written notice that an Event of Default has occurred with respect to the 6.625% Notes and remains uncured.
•

The holders of at least 25% in principal amount of all the 6.625% Notes must make a written request that the Trustee take action because of the default and must offer indemnity to the Trustee against the cost and other liabilities of taking that action.

•	The Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.
•	The holders of a majority in principal amount of the 6.625% Notes must not have given the Trustee a direction inconsistent with the above notice during that 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date of that payment.

Holders of a majority in principal amount of the 6.625% Notes may waive any past defaults other than a default:

•	in the payment of principal, any premium or interest; or
•	in respect of any provision of the 6.625% Notes or the indenture that cannot be modified or amended without the consent of each holder of the 6.625% Notes.

Holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the Trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the 6.625% Notes, or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the 6.625% Notes and the indenture.
•

The merger or sale of assets must not cause a default on the 6.625% Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us notice of default or our default having to exist for a specified period of time were disregarded.

•	We must deliver certain certificates and documents to the Trustee.

Modification or Waiver

There are three types of changes we can make to the indenture and the 6.625% Notes issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to the 6.625% Notes without approval from each affected holder. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on the 6.625% Notes;
•	reduce any amounts due on the 6.625% Notes;
•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•	change the place or currency of payment on the 6.625% Notes or the redemption provisions applicable to the 6.625% Notes;

•	impair your right to institute suit for the enforcement of any payment of principal of or interest on the 6.625% Notes;
•	reduce the percentage of holders of 6.625% Notes whose consent is needed to modify or amend the indenture or the 6.625% Notes;
•	reduce the percentage of holders of 6.625% Notes whose consent is needed to waive compliance with certain provisions of the indenture or the 6.625% Notes or to waive certain defaults; and
•

modify any other material aspect of the provisions of the indenture or the 6.625% Notes dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 6.625% Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 6.625% Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the 6.625% Notes would require the following approval:

•	If the change affects only the 6.625% Notes, it must be approved by the holders of a majority in principal amount of the 6.625% Notes (including any additional 6.625% Notes).
•

If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of a series of debt securities issued under the indenture may waive our compliance with some of our covenants applicable to that series. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval”.

Further Details Concerning Voting

When taking a vote, we will use the principal amount that would be due and payable on the voting date if the maturity of the 6.625% Notes were accelerated to that date because of a default, to decide how much principal to attribute to the 6.625% Notes.

The 6.625% Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The 6.625% Notes will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the 6.625% Notes that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of the 6.625% Notes, that vote or action may be taken only by persons who are holders of the 6.625% Notes on the record date and must be taken within eleven months following the record date.

Holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the 6.625% Notes or request a waiver.

Defeasance

The following provisions will be applicable to the 6.625% Notes.

Covenant Defeasance

Under applicable law, we can make the deposit described below and be released from some of the restrictive covenants and Events of Default in the indenture under which the 6.625% Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants and Events of Default but would gain the protection of having money and government securities set aside in trust to repay your 6.625% Notes. In order to achieve covenant defeasance, the following conditions must be satisfied:

•

Since the 6.625% Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 6.625% Notes a combination of money and U.S. government or U.S. government agency notes or bonds that in the opinion of a nationally recognized firm of independent public accountants will generate enough cash to make interest, principal and any other payments on the 6.625% Notes on their due dates.

•

We must deliver to the Trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the 6.625% Notes any differently than if we did not make the deposit and just repaid the 6.625% Notes ourselves at maturity.

•	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.
•

No default or event of default, or event which with notice or lapse of time would become an event of default, with respect to the 6.625% Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

•

We must deliver to the Trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

•	If the 6.625% Notes are to be redeemed before their maturity, notice of redemption must have been given.

If we accomplish covenant defeasance, you can still look to us for repayment of the 6.625% Notes if there were a shortfall in the trust deposit or the Trustee is prevented from making payment.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the 6.625% Notes of a particular series (called “full defeasance”) if the following conditions are satisfied in order for you to be repaid:

•

Since the 6.625% Notes are in U.S. dollars, we must deposit in trust for the benefit of all holders of the 6.625% Notes a combination of money and U.S. government or U.S. government agency notes or bonds that in the opinion of a nationally recognized firm of independent public accountants will generate enough cash to make interest, principal and any other payments on the 6.625% Notes on their various due dates.

•

We must deliver to the Trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service (“IRS”) ruling that allows us to make the above deposit without causing you to be taxed on the 6.625% Notes any differently than if we did not make the deposit and just repaid the 6.625% Notes ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the 6.625% Notes would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for the 6.625% Notes and you would recognize gain or loss on the 6.625% Notes at the time of the deposit.

•	Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments.
•

No default or event of default, or event which with notice or lapse of time would become an event of default, with respect to the 6.625% Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

•

We must deliver to the Trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

•	If the 6.625% Notes are to be redeemed before their maturity, notice of redemption must have been given.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the 6.625% Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Other Covenants

In addition to any other covenants described in this prospectus supplement or the accompanying prospectus, we have also agreed that if, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents which we would have been required to file with the SEC if we were so subject, on or before the filings dates which we would have been required file such documents if we were so subject.

Resignation of Trustee

The Trustee may resign or be removed with respect to the 6.625% Notes provided that a successor trustee is appointed to act with respect to the 6.625% Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination and Senior Indebtedness

The 6.625% Notes will be our direct unsecured obligations and will rank:

•	pari passu with our future senior unsecured indebtedness;
•	senior to our existing long-term debentures and any of our future indebtedness that expressly provides it is subordinated to the 6.625% Notes; and
•

effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including our borrowings under repurchase agreements; and

•	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries.

Listing

The 6.25% Notes are listed on the NYSE under the symbol “AIW”.

Sinking Fund

The 6.625% Notes are not entitled to any sinking fund payments.

6.75% Senior Notes Due 2025

The terms of the 6.75% Notes are substantially similar to the terms of the 6.625% Notes, other than as follows:

General

References to the Trustee in this section refer to The Bank of New York Mellon.

We have issued $35.3 million in principal amount of the 6.75% Notes. The 6.75% Notes will mature on March 15, 2025. The principal payable at maturity will be 100.0% of the aggregate principal amount. The interest rate on the 6.75% Notes is 6.75% per year and will be paid every March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2015, and the regular record dates for interest payments will be the 15th calendar day (whether or not a business day) before each interest payment date. Interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Optional Redemption

The 6.75% Notes may be redeemed in whole or in part at any time or from time to time at our option on or after March 15, 2018 upon not less than 30 days nor more than 60 days written notice by mail (or, in case of 6.75% Notes represented by one or more global securities, transmitted in accordance with the depositary’s procedures) prior to the date fixed for redemption thereof, at a redemption price equal to 100% of the outstanding principal amount of 6.75% Notes being redeemed plus accrued and unpaid interest to, but excluding, the date fixed for redemption.

If we redeem only some of the 6.75% Notes, the Trustee will determine the method for selection of the particular 6.75% Notes to be redeemed in accordance with the indenture; provided, that if the Notes are represented by one or more global securities, beneficial interests in the 6.75% Notes will be selected for redemption by the depositary in accordance with its standard procedures therefor. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the 6.75% Notes called for redemption.

Ranking

The 6.75% Notes will be our direct unsecured obligations and will:

•

rank senior in right of payment to our existing subordinated unsecured long-term debentures and all of our other existing and future indebtedness that is expressly subordinated in right of payment to the 6.75% Notes;

•	rank equal in right of payment with our 6.625% Notes and all of our other existing and future liabilities that are not expressly subordinated in right of payment to the 6.75% Notes;
•

are effectively subordinated to all of our existing and future secured indebtedness (including all indebtedness under repurchase agreements), to the extent of the value of the assets securing such indebtedness; and

•

structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries, financing vehicles or similar facilities. See “Risk Factors — Risks Related to this Offering — The 6.75% Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future, including all repurchase agreements.”

Listing

The 6.75% Notes are listed on the NYSE under the symbol “AIC”.

Restrictions on Ownership and Transfer

The following restrictions on ownership and transfer apply to our common stock and Series C Preferred stock.

In order for us to qualify as a REIT, our stock must be beneficially owned by 100 or more persons for at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain exempt entities) during the last half of a taxable year.

Our charter provides that, subject to certain exceptions, no stockholder or “group” (as defined in Section 13(d)(3) of the Exchange Act) may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, in excess of (i) 9.9% of the number of the outstanding shares of our common stock, (ii) 9.9% in number of the outstanding shares of any class or series of our preferred stock, and (iii) 9.9% of the aggregate value of the outstanding shares of our equity stock (or the Ownership Limit). Our board may waive the Ownership Limit if it is presented with evidence satisfactory to it that the waiver will not jeopardize our qualification as a REIT. As a condition to any such waiver, our board may require opinions of counsel satisfactory to it and must receive an undertaking from the applicant with respect to preserving our REIT qualification. The Ownership Limit will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

If shares of common stock and/or preferred stock (i) in excess of the Ownership Limit, (ii) which would cause us to be beneficially owned by fewer than 100 persons, (iii) that cause us to become “closely held” under Section 856(h) of the Internal Revenue Code, (iv) that are a violation of the restriction relating to causing the Company to constructively own 10% or more of the ownership interests in a tenant of our real property or (v) that are a violation of the restriction relating to the Company’s stock being beneficially owned by a disqualified organization are issued or transferred to any person, the issuance or transfer shall be void as to the number of shares in violation of such restrictions and the intended transferee will acquire no rights to such shares of common stock and/or preferred stock. Shares issued or transferred that would cause any stockholder (or a Prohibited Owner) to own more than the Ownership Limit or cause us to become “closely held” under Section 856(h) of the Internal Revenue Code will automatically be transferred, without action by the Prohibited Owner, to a trust for the exclusive benefit of one or more charitable beneficiaries that we select, and the Prohibited Owner will not acquire any rights in the shares of excess stock. Such automatic transfer shall be deemed to be effective as of the close of business on the day prior to the date of the transfer causing a violation. The trustee of the trust shall be appointed by us and must be independent of us and the Prohibited Owner. The Prohibited Owner shall have no right to receive dividends or other distributions with respect to, or be entitled to vote, any shares of stock held in the trust. Any dividend or other distribution paid prior to the discovery by us that stock has been transferred to the trust must be paid by the recipient of the dividend or distribution to the trustee upon demand for the benefit of the charitable beneficiary, and any dividend or other distribution authorized but unpaid shall be paid when due to the trust. The trust shall have all dividend and voting rights with respect to the shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or distribution so paid to the trust shall be held in trust for the charitable beneficiary.

Shares of our stock transferred to a trustee are deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event, and (ii)

the market price on the date we or our designee accepts such offer. We have the right to accept such offer period of ninety days after the later of (i) the date of the event causing the shares to be held in trust that resulted in such shares if our stock transferred to the trust and (ii) the date we determine in good faith that a purported transfer of shares of our stock or other event or change of circumstances that would violate any of the restrictions described in this proposal our charter occurred, if the trustee sells the shares of our stock held in the trust.

If we do not buy the shares, a trustee must, in an orderly fashion so as not to materially adversely affect the market price of the shares, sell the shares to a person or entity who could own the shares without violating the restrictions described in our charter. Upon such sale, the interest of the beneficiary in the shares sold will terminate, and the trustee of the trust will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary of the trust as follows:

•

The Prohibited Owner will receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds received by the trustee for the shares; and

•

Any net sales proceeds and any dividends or other distributions (whether ordinary or extraordinary) in excess of the amount payable to the Prohibited Owner, less the costs, expenses and compensation of the charitable trustee and us, shall be promptly distributed to the beneficiary.

A trustee may reduce the amount that is payable to the Prohibited Owner by the amount of any dividends or other distributions (whether ordinary or extraordinary) that we paid to the prohibited owner before the discovery by us that the shares had been transferred to the trust and that is owed by the prohibited owner to the trustee.

The Ownership Limit provision will not be automatically removed even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration is increased. Any change in the Ownership Limit would require an amendment to our charter. Such an amendment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock and any other class of capital stock with such voting rights. In addition to preserving our qualification as a REIT, the Ownership Limit may have the effect of precluding an acquisition of control of our company without the approval of our board.

To the extent our shares of stock are certificated, all certificates representing shares of our common stock or preferred stock will refer to the restrictions described above.

Any person who acquires or attempts or intends to acquire shares of our stock in violation of any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, 5% or more of our outstanding shares of stock (or such other percentage at the time prescribed by the Internal Revenue Code or the regulations promulgated thereunder) must file a written statement with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, each stockholder must upon demand disclose to us such information as we deem necessary in order to determine our qualification as a REIT and to ensure compliance with the Ownership Limit.

Number of Directors; Removal; Filling Vacancies

Our articles of incorporation and bylaws provide that there shall be six directors. By amendment of our bylaws, the Board of Directors or the shareholders may increase or decrease the number of Directors in accordance with applicable law. A decrease in the number of Directors shall not shorten the term of any incumbent director. Directors hold office until their death, resignation or removal or until their successor is elected.

Our bylaws provide that vacancies on the Board of Directors, including a vacancy resulting from death, resignation, disqualification or removal or an increase in the number of directors, shall be filled by the Board of Directors, the shareholders or the affirmative vote of a majority of the remaining Directors where less than a quorum of the Board of Directors remains. Where a resignation will become effective at a specified later date, it may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his or her successor is elected.

Shareholder Action

Our articles of incorporation and bylaws provide that special meetings of the shareholders may only be called by the Board of Directors or by the Chairman, Chief Executive Officer, or President pursuant to a notice of meeting stating the purpose or purposes thereof approved by a majority of the Directors, the chairman, vice-chairman, chief executive officer or the president of the company. Only the business falling within the purpose or purposes described in the notice shall be conducted at a special meeting.

Advance Notice for Shareholder Proposals or Nominations at Meetings

Our bylaws establish advance notice procedures for shareholder proposals regarding business or nominations to be brought before any annual or special meeting of shareholders. Except for the election of directors by the unanimous written consent of shareholders or the filling of vacancies on the Board of Directors by the Board of Directors, only persons nominated in accordance with the notice procedures set forth in our bylaws shall be eligible to serve as a director. Similarly, other business shall not be conducted at a meeting of shareholders unless it is brought before the meeting in accordance with the procedures set forth in our bylaws. Except as otherwise dictated by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was properly made or proposed, as the case may be. If any nomination or business is defectively made or proposed, it shall be disregarded.

Annual Meetings

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at the annual meeting of shareholders in the following ways. Such nominations or proposals may be made pursuant to a notice of the meeting, by or at the direction of the Board of Directors or by a shareholder of our company who is a shareholder of record of a class of shares entitled to vote on the business such shareholder is proposing, both on the record date for the annual meeting and at the giving of the shareholder’s notice, and who complies with the notice procedures provided for in our bylaws.

To properly bring nominations or other business before an annual meeting of the shareholders, a shareholder must give timely, written notice thereof in proper form and timely updates and supplements thereof as of the record date for the shareholder meeting and as of the date that is ten business days prior to the meeting, and the proposed business must be proper for shareholder consideration. To be timely, the notice must be delivered to the secretary of our company at our company’s principal executive officers not later than the close of business on the 90th day nor earlier that the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 60 days after such anniversary, the shareholder’s notice must be delivered to the secretary of our company at our company’s principal executive offices not earlier that the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the tenth day following the date on which we first make public announcement of the date of our annual meeting.

The shareholder’s notice must contain certain information. As to each person the shareholder proposes to nominate for election or re-election to the Board of Directors, the notice must contain all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. With respect to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must also include a completed and signed questionnaire, representation and agreement required by the bylaws. In addition to the information explicitly required in the bylaws, a shareholder proposing a director nominee may be required to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as director.

As to any other business that the shareholder proposes to bring before the meeting, the notice must contain a brief description of the proposed business and any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The shareholder notice must also provide the name and address of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made as they appear on the books of the corporation as well as the class and number of shares that are owned beneficially and of record by such shareholder and such beneficial owner, as the case may be any information concerning derivative ownership and hedging transactions, and any affiliates, associates or others acting in concert with such shareholder.

If the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by us naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the secretary of the company at our principal executive offices not later than the close of business on the tenth day following the date on which we first make such public announcement.

Special Meetings

Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the notice of meeting in two ways. Such nominations may be made by or at the direction of the Board of Directors. Additionally, a nomination may be made by any shareholder who was a shareholder of record at the time notice of the meeting was given, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in our bylaws. Any shareholder so qualified may nominate a person or persons for election to the position or positions specified in the notice of meeting if the shareholder provides timely, written notice thereof to the secretary of the company at our principal executive offices. To be timely, such notice must be provided not earlier that the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made.

Amendment of the Bylaws

Our bylaws may be amended or repealed, and new bylaws may be made, at any regular or special meeting of the Board of Directors or the shareholders. Bylaws made by the Board of Directors may be repealed or changed and new bylaws may be made by the shareholders, and the shareholders may prescribe that any bylaw made by them shall not be altered, amended, repealed or reinstated by the Board of Directors. The affirmative vote of at least 80% of the voting power of the outstanding shares of our capital stock entitled to vote is required for the shareholders to adopt, alter or repeal any bylaw that requires or would require the company to hold, or sets forth procedures for the holding of, a special meeting of shareholders or that governs or would govern the nomination of persons for election to the Board of Directors or the proposal of business to be considered at an annual or special meeting of shareholders.

Amendment of the Articles of Incorporation

For every voting group entitled to vote on a proposed amendment to our articles of incorporation, the vote required for approval shall be either the vote specifically required by our articles of incorporation or, if no voting requirement is specified, a majority of the votes entitled to be cast.

Except for amendments to our articles of incorporation adopted by the Board of Directors that establish any series of preferred stock, the affirmative vote of at least 80% of the voting power of the outstanding shares of the company is required to amend our articles of incorporation to include two types of provisions. The provisions that require such a vote are those that would require the company to hold, or set forth procedures for the holding of, a special meeting of shareholders or that would govern the nomination of persons for election to the Board of Directors of the proposal of business to be considered at an annual or special meeting of shareholders. The affirmative vote of at least 80% of the voting power of the outstanding shares of the company is also required to alter, amend or adopt any provision inconsistent with or repealing the Article VIII of our articles of incorporation, which addresses certain voting matters, including the amendment of our bylaws and articles of incorporation.

Virginia Law

The Virginia Stock Corporation Act contains provisions that may have the effect of impeding the acquisition of control of a Virginia corporation by means of a tender offer, proxy contest, open market purchases or otherwise in a transaction not approved by the corporation’s Board of Directors. These provisions are designed to reduce the corporation’s vulnerability to coercive takeover practices and inadequate takeover bids.

Affiliated Transactions Statute

Pursuant to a provision in our articles of incorporation, we have opted out of the affiliated transactions provisions contained in the VSCA. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with the beneficial owner of more than 10% of any class of its outstanding voting shares (an “interested shareholder”) for a period of three years following the date that such person became an interested shareholder unless:

•

a majority (but not less than two) of the disinterested directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

•

Before or contemporaneously with the date the person became an interested shareholder, a majority of disinterested directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

Affiliated transactions subject to this approval requirement include mergers, share exchanges, certain dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an interested shareholder by more than 5%.

Control Share Acquisitions Statute

Pursuant to our bylaws, the provisions of Article 14.1 of the Virginia Stock Corporation Act relating to “control share acquisitions” shall not apply to the company.

Shareholder Rights Agreement

See “Rights to Purchase Series A Junior Preferred Stock” above.

054521.0000096 EMF_US 79085831v2